Exhibit 10.17

The FutureCompSM Service

[LOGO]

Non-Qualified Deferred Compensation Plan

I.	Plan Document

II.	Plan Adoption Agreement

The FutureCompSM Service

IMPORTANT LEGAL CONSIDERATIONS

READ THIS BEFORE USING THIS PLAN

If you maintain a 401(k) plan in addition to this Plan and the employees covered by this Plan are eligible for both plans, consider the following:

In light of IRS regulations under section 401(k) and section 409A of the Code, the ability to coordinate employees’ elective deferrals under a 401(k) plan and the Non-Qualified Deferred Compensation Plan is quite complicated. Merrill Lynch cannot provide you with legal or tax advice on how to design your plans to comply with these complex and developing rules. However, the following guidelines may be helpful:

1.	If this Plan only allows employees to defer out of a type of compensation that is not covered by your 401(k) plan (e.g., this plan allows deferrals out of employee bonuses and the 401(k) plan does not), the two plans likely can operate independently of each other.

2.	If this Plan only allows employees to defer out of compensation in excess of the statutory limit on compensation that counts for 401(k) purposes ($220,000 for 2006, and adjusted each year by the IRS), the two plans likely can operate independently of each other.

3.	However, if you intend to use this Plan as an “excess 401(k) plan under which amounts deferred under this Plan will be used to make up for what cannot otherwise be contributed under the 401(k) plan due to IRS nondiscrimination tests, you need to consult with your legal and tax advisors before using this Plan.

Merrill Lynch and its representatives do not provide tax, accounting or legal advice. Any tax statements contained herein were not intended or written to be used, and cannot be used for the purpose of avoiding U.S. federal, state or local tax penalties. Please consult your own independent advisor as to any tax, accounting or legal statements made herein.

Instructions:

To ensure that your service has been properly established, please:

•	Fill in your company’s selections in the Adoption Agreement beginning on page [19] of this document.

•	Be sure that an authorized person signs the Adoption Agreement on page [27] in the presence of a witness.

•

Submit a photocopy of the completed Plan Document & Adoption Agreement to Merrill Lynch Trust Company, FSB and have your Plan Administrator retain the original completed Plan Document & Adoption Agreement.

Merrill Lynch Non-Qualified Deferred Compensation Plan

Article I – Introduction

1.1	Purpose of Plan

The Employer has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of designated percentages or amounts of their Compensation and to provide a means for certain other deferrals of Compensation.

1.2	Status of Plan

The Plan is intended to be “a plan that is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be interpreted and administered to the extent possible in a manner consistent with that intent. The Plan is intended to permit the deferral of compensation in accordance with section 409A of the Code and any provision that would conflict with such requirement shall not be valid or enforceable.

Article 2 – Definitions

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1	Account means, for each Participant, the account established for his or her benefit under Section 5.1.

2.2	Adoption Agreement means The Merrill Lynch Non-Qualified Deferred Compensation Plan Adoption Agreement, which shall be incorporated herein, signed by the Employer to establish the Plan and containing all the options selected by the Employer, as the same may be amended from time to time.

2.3	Change of Control means a change in the ownership or effective control of the Employer or in the ownership of a substantial portion of the assets of the Employer, as determined in accordance with the requirements of section 409A of the Code. It is the Employer’s responsibility to determine whether a Change of Control has occurred and to advise the Plan Administrator (or its delegate) accordingly.

2.4	Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection. In addition, reference to any section or subsection of the Code includes a reference to regulations, notices, rulings and other official Internal Revenue Service guidance issued in connection with such section or subsection.

2.5	Compensation means the compensation, otherwise subject to a deferral election hereunder and as defined by the Employer in the Adoption Agreement.

2.6	Effective Date means the date chosen in the Adoption Agreement as of which the Plan first becomes effective.

2.7	Election Form means the participation election form as approved and prescribed by the Plan Administrator.

2.8	Elective Deferral means the portion of Compensation that is deferred by a Participant under Section 4.1.

2.9	Eligible Employee means, on the Effective Date or on any entry date thereafter, each employee of the Employer who the Employer determines satisfies the criteria established in the Adoption Agreement.

2.10	Employer means the Employer referred to in the Adoption Agreement, any successor to all or a major portion of the Employer’s assets or business that assumes the obligations of the Employer, and each other entity that is affiliated with the Employer, which adopts the Plan with the consent of the Employer, provided that the Employer that signs the Adoption Agreement shall have the sole power to amend this Plan and shall be the Plan Administrator if no other person or entity is so serving at any time.

2.11	ERISA means the Employee Retirement Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.12	Incentive Deferral means a discretionary additional deferral made by the Employer as described in Section 4.3.

2.13	Insolvent means either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.14	Matching Deferral means a deferral for the benefit of a Participant as described in Section 4.2.

2.15	Participant means any individual who participates in the Plan in accordance with Article 3.

2.16	Plan means the Employer’s plan in the form of the Merrill Lynch Non-Qualified Deferred Compensation Plan and the Adoption Agreement and all amendments thereto.

2.17	Plan Administrator means the person, persons or entity designated by the Employer in the Adoption Agreement to administer the Plan and to serve as the agent for Employer with respect to the Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, the Employer shall be the Plan Administrator.

2.18	Plan Year means the calendar year.

2.19	Retirement Age means the Retirement Age chosen in the Adoption Agreement.

2.20	Total and Permanent Disability means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Employer. The permanence and degree of any Total and Permanent Disability shall be supported by medical evidence satisfactory to the Plan Administrator. The Plan Administrator may rely on a determination of disability made by the Social Security Administration for the purposes of determining whether a Participant has a Total and Permanent Disability.

2.21	Trust means the Trust established by the Employer that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

2.22	Trustee means the Trustee or Trustees under the Trust.

2.23	Year of Service means the computation period and service requirement provided for in Section 6.2 and as elected in the Adoption Agreement.

Article 3 – Participation

3.1	Commencement of Participation

Any individual who elects to defer part of his or her Compensation in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferrals commence. Any individual who is not already a Participant and whose Account is credited with an Incentive Deferral shall become a Participant as of the date such amount is credited.

3.2	Continued Participation

Except as otherwise provided herein, a Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account, subject to the following:

(a) The Employer may determine, before the beginning of a Plan Year that, effective after the end of the current Plan Year, a Participant will not be eligible (i) to elect to defer part of his or her Compensation in accordance with Section 4.1, (ii) for the credits for Matching Deferrals in accordance with Section 4.2, or (iii) for Incentive Deferrals in accordance with Section 4.3.

(b) Elective Deferral elections under Section 4.1 shall be terminated (subject to a Participant’s subsequent timely deferral election under Section 4.1) in accordance with the rules in Section 7.5 for unforeseen financial emergency withdrawals

(c) Elective Deferral elections under Section 4.1 shall be terminated if the Participant elects to receive a hardship distribution under a tax-qualified cash or deferred arrangement subject to section 401(k) of the Code maintained by the Employer. In such case, any later Elective Deferral election under Section 4.1 of this Plan cannot be earlier than the first day of any Plan Year after the expiration of the suspension of deferrals under the section 401(k) plan.

Article 4 – Elective, Matching and Incentive Deferrals

4.1	Elective Deferrals[1]

Elective Deferral elections shall be made on such Election Forms provided by the Plan Administrator and in accordance with the following provisions:

(a) General Rule on Timing of Elective Deferral Elections. Except as otherwise provided in this Section 4.1 or otherwise in this Plan, an Eligible Employee may elect to defer a percentage or dollar amount of Compensation to be earned in a Plan Year by making an irrevocable election to do so before January 1st of that Plan Year.

(b) Initial Elective Deferral Election Upon Effective Date of Plan. If an Eligible Employee is not otherwise eligible to participate in another individual account Non-Qualified Deferred Compensation Plan, and the individual is an Eligible Employee on the Effective Date, the Eligible Employee may irrevocably elect to defer a percentage or dollar amount of Compensation to be earned by the Eligible Employee in the same Plan Year (and after making the election) as long as the election is made within 30 days following the Effective Date. Thereafter, the timing of future Elective Deferral elections is governed by Section 4.1(a).

(c) Initial Elective Deferral Election Upon an Individual’s First Becoming Eligible After the Plan’s Effective Date. If an Eligible Employee is not otherwise eligible to participate in another individual account non-qualified deferred compensation plan, and the individual first becomes eligible for this Plan after the Effective Date, the Eligible Employee may irrevocably elect to defer a percentage or dollar amount of Compensation to be earned by the Eligible Employee in the same Plan Year (and after making the election) as long as the election is made within 30 days

[1]	If you also sponsor a tax-qualified 401(k) plan, please review the information concerning the interplay between this Plan and a 401(k) plan on page 2 above.

following the date the individual first becomes an Eligible Employee. Thereafter, the timing of future Elective Deferral elections is governed by Section 4.1(a).

(d) Special Rule for Final Payroll in a Plan Year. If an Employer’s normal payroll practice is such that the last payroll beginning in a Plan Year covers services performed at the end of that Plan Year and into the beginning of the next Plan Year, then any Elective Deferral elections under this Plan for a Plan Year will irrevocably apply to all payroll periods beginning in that Plan Year.2

(e) Elective Deferral Election Remains in Effect from Year to Year. An Elective Deferral election, once made, shall remain in effect from Plan Year to Plan Year until and unless the Participant makes a new election for a Plan Year in accordance with Section 4.1(a) or the Participant’s Elective Deferral elections are terminated or suspended in accordance with Section 3.2.

(f) Crediting Elective Deferral Elections. Elective Deferrals shall be credited to the Participant’s Account as soon as practicable after the date the amounts would otherwise have been paid to the Participant in the absence of an Elective Deferral election.

If an Employer elects to allow for the deferral of Performance-Based Compensation (as defined in Appendix A) by making the election in Section 4 of the Adoption Agreement, the rules set forth in Appendix A with respect to deferrals of Performance-Based Compensation shall apply.

4.2	Matching Deferrals

For each eligible Participant in the Plan, as of the end of each payroll period, calendar month, calendar quarter, or calendar year as determined by the Employer and specified in the Adoption Agreement (the “Determination Period”), the Employer shall add a Matching Deferral amount calculated at the end of the Determination Period, equal to the product of: (i) the rate of the Matching Deferral amount, if any, specified by the Employer in the Adoption Agreement, and (ii) the amount of the Elective Deferral credited to the Account of the Participant for that Determination Period pursuant to Section 4.1. The Employer may contribute an amount equal to such Matching Deferral amount to the Trust as soon as practicable thereafter. The Matching Deferral amount will be credited to the Account of the Participant as soon as practicable after the Determination Period.

4.3	Incentive Deferrals

In addition to any amounts which may be credited to the Account of a Participant pursuant to Section 4.1 for any year, the Employer may, in its sole and absolute discretion, at any time and from time to time determine to credit the Account of a Participant with an amount determined by the Employer in its sole and absolute discretion. Such amount shall be authorized for such purpose or purposes as the Employer may deem appropriate and, except for determining the form and timing of distribution of such amounts, shall be subject to such terms and conditions as the Employer may determine in its sole and absolute discretion. In all events, any such terms and conditions that the Employer may determine must be established in writing and comply with the terms of this Plan. For example, the Employer may credit an amount to the Account of a Participant and condition the credit of that amount and any adjustment of that amount upon the Participant remaining employed by the Employer for an additional specified period of time. The terms and conditions specified by the Employer shall be set forth in writing and reflected in an attachment to the Adoption Agreement. All Incentive Deferrals credited to a Participant’s Account for a Plan Year will be distributed according to the Participant’s election in effect for Elective Deferrals

[2]

For example, if an employer’s payroll practice is such that the final payroll period runs from December 25, 2006 through January 5, 2007, and the next payroll period begins January 8, 2007, the elective deferral election made by December 31, 2005 governs the last payroll period in 2006 (beginning December 25, 2006) and the elective deferral election made by December 31, 2006 governs payroll periods beginning in 2007, starting with the period beginning January 8, 2007.

credited to the Participant’s Account for the same Plan Year. If there is no such election in effect, then all Incentive Deferrals credited to a Participant’s Account for a Plan Year will be distributed in a single sum payment upon the earlier of the date specified in Section 7.3 (Separation from Service) or Section 7.4 (Death).

Article 5 – Accounts

5.1	Accounts

The Plan Administrator shall establish an Account for each participant reflecting Elective Deferrals, Matching Deferrals and Incentive Deferrals credited for the Participant’s benefit together with any adjustments for income, gain or loss and any payments from the Account. The Plan Administrator may cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant’s Account. The Plan Administrator shall establish sub-accounts for each Participant who has more than one election in effect under Section 7.1 and such other sub-accounts as are necessary for the proper administration of the Plan. The Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

5.2	Deemed Investments

Subject to the elections made by the Employer in the Adoption Agreement, for purposes of measuring the value of the benefit that may be payable to or with respect to a Participant under the Plan, such value may be determined taking into account Participant-directed deemed investment elections made in accordance with the terms and conditions of this Section 5.2.

(a)	For purposes of measuring the amounts to be credited (or debited) to a Participant’s Account, a Participant or the Participant’s investment advisor may select, from the investment options or other investment media selected by the Plan Administrator and approved by the Employer, the investments in which all or part of his or her Account shall be deemed to be invested. In no event shall any Participant be entitled to have any such investments made other than on a deemed basis. The Accounts maintained pursuant to this Plan are for bookkeeping purposes only, and neither the Employer nor the Trustee is under any obligation to invest any amounts credited to such Accounts.

(b)	The Participant or the Participant’s investment advisor shall make an investment designation (on the Election Form used to elect to defer Compensation under Section 4.1 or in such other manner as specified by the Plan Administrator or the Employer) which shall remain effective until another valid direction has been made by Participant or the Participant’s investment advisor. The Participant or the Participant’s investment advisor may amend the Participant’s investment designation at such times and in such manner as prescribed by the Plan Administrator. A timely change to the Participant’s investment designation shall become effective as soon as administratively practicable in accordance with procedures established by the Plan Administrator. The investment options or investment media deemed to be made available to the Participant, and any limitation on the maximum or minimum percentages of the Participant’s Account that may be deemed to be invested in any particular option or investment, shall be the same as from time to time communicated to the Participant by the Plan Administrator.

(c)	The Participant’s appointment of an investment advisor to act on his or her behalf under subsection (a) shall not be effective until the Participant notifies the Employer of such appointment in a manner acceptable to the Employer. The removal of any Participant’s investment advisor shall not be effective until the participant notifies the Employer of the removal in a manner acceptable to the Employer.

(d)	The Trustee shall invest assets of the Trust in accordance with the terms and provisions of the trust agreement that establishes and governs the Trust.

5.3	Hypothetical Accounts

The Accounts (and any sub-accounts) established under this Plan for Participants and their Beneficiaries shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts (sub-accounts or any accounts established under this Plan) shall be required to hold any actual funds or assets.

Article 6 – Vesting

6.1	Vested Benefit

The term “Vested” shall mean the Participant’s non-forfeitable interest in the benefit described under the Plan which may be payable to or with respect to the Participant in accordance with and subject to the terms of the Plan. Except as otherwise specifically provided in the Plan and subject to earlier vesting in accordance with Sections 6.3, 6.4 and 6.5 of the Plan, the amounts credited to the Account (or any sub-accounts) of each Participant shall be Vested as follows:

(a)	the amounts credited to the Account of each Participant attributable to Elective Deferrals, as adjusted based upon the measuring investments, shall be one hundred percent (100%) Vested at all times;

(b)	the amounts credited to the Account of each Participant attributable to Matching Deferrals, as adjusted based upon the measuring investments, shall be Vested in accordance with the schedule selected by the Employer in the Adoption Agreement; and

(c)	the amounts credited to the Account of each Participant attributable to Incentive Deferrals, as adjusted based upon the measuring investments, shall be Vested in accordance with the schedule selected by the Employer in the Adoption Agreement.

6.2	Vesting Service

For purposes of applying the vesting schedule in the Adoption Agreement, unless otherwise provided in the Adoption Agreement, a Participant shall be considered to have completed a Year of Service for each complete year of full-time service with the Employer or an Affiliate, measured from the Participant’s first date of such employment unless the Employer also maintains a section 401(k) plan that is qualified under section 401(a) of the Code in which the Participant participates, in which case the rules governing vesting service under that plan shall also be controlling under this Plan.

6.3	Change of Control

Notwithstanding any provision in the Plan to the contrary, all amounts credited to the Account (and any sub-accounts) of each Participant attributable to Matching Deferrals and any Incentive Deferrals, as adjusted based upon the measuring investments, shall be one hundred percent (100%) Vested, as that term is defined in Section 6.1 of the Plan, immediately upon a Change of Control.

6.4	Death or Disability

Notwithstanding any provision in the Plan to the contrary, all amounts credited to the Account (and any sub-accounts) of each Participant attributable to Matching Deferrals and any Incentive Deferrals, as adjusted based upon the measuring investments, shall be one hundred percent (100%) Vested, as that term is defined in Section 6.1 of the Plan, immediately upon the termination of the Participant’s employment by reason of the Participant’s death or Total and Permanent Disability.

6.5	Insolvency

Notwithstanding any provision in the Plan to the contrary, all amounts credited to the Account (and any sub-accounts) of each Participant attributable to Matching Deferrals and any Incentive Deferrals, as

adjusted based upon the measuring investments, shall be one hundred percent (100%) Vested, as that term is defined in Section 6.1 of the Plan, immediately upon the Employer becoming Insolvent, in which event the Participant shall have the same rights and interest in such amounts so credited to his or her Account (and any sub-accounts) as a general unsecured creditor of the Employer.

Article 7 – Payments

7.1	Election as to Time and Form of Payment – Scheduled In-Service Payments

With respect to deferrals made for each Plan Year, a Participant may elect (on the Election Form used to elect to defer Compensation under Section 4.1 of the Plan) a specified date at which the amounts credited to the Account of the Participant attributable to Elective Deferrals and Matching Deferrals (as adjusted based upon the measuring investments) will be payable to the Participant. The Participant may elect separate distribution schedules for each Plan Year’s deferral amounts and for Elective Deferrals separately from Matching Deferrals. Distributions of any Incentive Deferrals credited to a Participant’s Account for any Plan Year shall be paid in the same time and manner as any Elective Deferrals credited to the Participant’s Account for the same Plan Year. If there is no such election in effect, then all Incentive Deferrals credited to a Participant’s Account for a Plan Year will be distributed in a single sum payment upon the earlier of the date specified in Section 7.3 (Separation from Service) or Section 7.4 (Death). The Participant shall also elect on such Election Form the form of the benefit payable to the Participant which shall include:

(a)	a single lump-sum payment; or

(b)	annual installment payments over a period elected by the Participant not to exceed fifteen (15) annual installment payments, with each annual installment payment determined by multiplying the balance of the amount payable to the Participant with respect to the Account (and any sub-accounts) determined as of the date of distribution, by a fraction with one (1) as the numerator and the number of annual installment payments remaining to be paid as the denominator.

Each such distribution election will be effective for the Plan Year for which it is made and each succeeding Plan Year for which any amounts are deferred hereunder for the Participant, unless an effective election is made by the Participant to change the time or form of distribution for deferrals for a future year or a change is made to the time or form of distribution for amounts already deferred in accordance with Section 7.2.

Except as provided in Sections 7.3, 7.4 and 7.5, payment of amounts credited to the Account of the Participant shall be made in accordance with the elections made by the Participant under this Section 7.1 (or any modified elections made by the Participant under Section 7.2). In addition, if a Participant has not made an election for a scheduled in-service payment in accordance with this Section 7.1, all amounts under this Plan shall be paid only in accordance with Sections 7.3, 7.4 and 7.5.

7.2	Modification of Election as to Time and Form of Payment for In-Service Payments

A Participant may elect, in writing, to modify his or her prior election under Section 7.1 as to time or form of payment, provided, however, that any such modification election must comply with the following requirements:

(a) such election may not take effect until at least 12 months after the date on which the election is made; and

(b) the payment with respect to an amended election must be deferred for a period of not less than 5 years from the date such payment would otherwise have been paid (or, in the case of installment payments, no more than 5 years from the date the first amount was scheduled to be paid)3; and

(c) any election related to a payment otherwise made at a specified time may not be made less than 12 months prior to the date the payment is otherwise to be paid (or, in the case of installment payments, 12 months prior to the date the first amount was scheduled to be paid).

7.3	Separation from Service

Upon a Participant’s separation from service for any reason other than death, the Vested portion of the Participant’s Account (including any portion Vested pursuant to Section 6.4 as a consequence of the Participant’s Total and Permanent Disability) shall be paid to the Participant in the form elected by the Participant as soon as practicable following the date of such separation from service but in no event later than the 15th day of the third month following the calendar year in which such separation from service occurs. With respect to deferral amounts credited to a Participant’s Account for any Plan Year, such amounts shall be paid under this Section 7.3 in the form of a single sum payment unless otherwise elected by the Participant on the Participant’s Election Form completed prior to the Plan Year of the applicable deferral amount (or within the 30-day period referred to in Section 4.1(b) or (c)). Once the form of payment on account of a Participant’s separation from service is determined for a Plan Year, it may not be changed thereafter. Notwithstanding the foregoing, in the case of an Employer whose stock is publicly traded on an established securities market, any distribution to any “specified employee” (as determined in accordance with section 409A of the Code) on account of a separation from service shall be made as soon as practicable after the first day of the calendar month which occurs six calendar months after such separation from service but in no event later than the 15th day of the third month following the calendar year in which the end of such six-month period occurs.

Any deferral amounts not otherwise Vested upon a Participant’s separation from service shall be immediately forfeited thereafter.

7.4	Death

If a Participant dies prior to the complete distribution of his or her Account, the Vested balance of the Account shall be paid as soon as practicable to the Participant’s designated beneficiary or beneficiaries, in the form of a single lump sum payment payable as soon as practicable after the Participant’s death. Any designation of beneficiary shall be made by the Participant on an Election Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is properly designated or no designated beneficiary survives the Participant, payment shall be made to the Participant’s surviving spouse, or, if none, to his or her issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant’s estate.

7.5	Unforeseeable Emergency

If a Participant experiences an “Unforeseeable Emergency,” as that term is defined in this Section 7.5, and the Employer has made this Section 7.5 applicable by so electing in the Adoption Agreement, the Participant may make a request to the Plan Administrator, by submitting a form or otherwise evidencing such request by a telephonic or an electronic method acceptable to the Plan Administrator, to receive a distribution of all or a portion of the Vested (as that term is defined in Section 6.1 of the Plan) amounts allocated to the Account of the Participant in accordance with the provisions and requirements of this Section 7.5.

(a)	The amount distributed with respect to an emergency shall not exceed the lesser of: (i) the Vested amounts allocated to the Account of the Participant calculated as if the Participant

[3]

For purposes of this Plan, distributions that are to be made in the form of installments shall be treated as a single payment (and not a series of separate payments). Therefore, the five-year deferral rule is measured from the commencement of installment payments; each installment payment is not separately deferred for a five-year period.

were receiving a distribution based upon a separation from service, or (ii) the amount necessary to satisfy such emergency plus an amount necessary to pay taxes reasonably anticipated as a result of the distribution.

(b)	The amount distributed with respect to an emergency shall be determined after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the assets of the Participant (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(c)	If the Plan Administrator, in its sole discretion, approves the request for such a distribution, the Elective Deferrals of the Participant under Section 4.1 will immediately terminate (if and to the extent necessary to alleviate the hardship), and the distribution under this Section 7.5 shall be made in the form of a lump sum payment as soon as practicable after the approval by the Plan Administrator. If Elective Deferrals are terminated under this Section 7.5, the Participant may not again elect to defer compensation under Section 4.1 until the enrollment period for the Plan Year that begins at least twelve (12) months after such hardship distribution.

(d)	For purposes of this Section 7.5, an Unforeseeable Emergency means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of the events beyond the control of the Participant. Distributions under this Section 7.5 shall not be allowed for purposes of sending a child to college or the Participant’s desire to purchase a home or other residence.

(e)	In all events, the circumstances that will constitute a severe financial hardship will depend on the facts of each case (as determined in a manner consistent with the requirements of section 409A of the Code) and be based on information supplied by the Participant.

7.6	Forfeiture of Non-Vested Amounts

To the extent that any amounts credited to a Participant’s Account are not Vested at the time such amounts are otherwise payable under Section 7.3, such amounts shall be immediately forfeited and such forfeitures shall be used to offset any future Employer contributions to the Trust.

7.7	Taxes

All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.

Article 8 – Plan Administrator

8.1	Plan Administration and Interpretation

The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.2	Powers, Duties, Rules and Procedures

The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3	Information

In order to enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, separation from service, and such pertinent facts as the Plan Administrator may require.

8.4	Indemnification of Plan Administrator

The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

8.5	Operation of Plan and Claims Procedures

The Employer shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Employer shall be responsible for the expenses incurred in the administration of the Plan. The Employer shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. The Employer shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Employer with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the “Claims Manager” shall be the Employer.

(a)	It is the intent of the Employer that benefits payable under the Plan shall be payable without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to the Employer. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant’s name and the nature of benefits payable under the Plan on a form acceptable to the Employer. If for any reason a claim for payments under the Plan is denied by the Employer, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

(i)	the claimant’s claim shall be deemed to be filed when presented orally or in writing to the Claims Manager;

(ii)	the Claims Manager’s explanation shall be in writing delivered to the claimant within ninety (90) days of the date the claim is filed.

(b)	The claimant shall have sixty (60) days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant’s representative may review pertinent documents and submit written issues and comments.

(c)	The Claims Manager shall decide the issue on review and furnish the claimant with a copy within sixty (60) days of receipt of the claimant’s request for review of the claimant’s claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days, the claim shall be deemed denied on review. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 8.5.

(d)	Any review of an appeal of a determination with respect to the Participant’s Total and Permanent Disability must meet the following standards: the review does not afford deference to the initial adverse determination; the review is conducted by an appropriate person who is neither the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; the review provides for the appropriate person to consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment; and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the determination. Furthermore, the ninety (90) day period described in these procedures shall be reduced to forty-five (45) days in the case of a claim of the Participant’s Total and Permanent Disability. The forty-five (45) day period may be extended by thirty (30) days if the Claims Manager determines the extension is necessary due to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the forty-five (45) day period. If prior to the end of the thirty (30) day extension period, the Claims Manager determines that additional time is necessary, the period may be extended for a second thirty (30) day period, provided the claimant is notified prior to the end of the first thirty (30) day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Plan expects to render a decision. The sixty (60) day period described in these procedures shall be reduced to forty-five (45) days with respect to the appeal of the denial of the Participant’s claim of Total and Permanent Disability. The forty-five (45) day period may be extended by an additional forty-five (45) days if the Claims Manager determines the extension is necessary to circumstances outside the control of the Plan, and the claimant is notified prior to the end of the initial forty-five (45) day period.

(e)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Claims Manager may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Claims Manager upon request. The Claims Manager may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim. Claimants may be represented by a lawyer or other representative at their own expense, but the Claims Manager reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(f)	To be considered timely under the Plan’s claim and review procedure, a claim must be filed with the Employer within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

(g)	The exhaustion of the claim and review procedure is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

(i)	no claimant shall be permitted to commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, until the claim and review procedure set forth herein have been exhausted in their entirety; and

(ii)	in any such legal action all explicit and all implicit determinations by the Employer (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

(h)	No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(i)	thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(ii)	six (6) months after the claimant has exhausted the claim and review procedure.

(i)	Knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

Article 9 – Amendment and Termination

9.1	Amendments

The Employer shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on the Employer’s behalf by its duly authorized officer. Notwithstanding anything herein to the contrary, in no event shall any amendment be made in a manner that is inconsistent with the requirements to avoid adverse federal tax consequences under section 409A of the Code.

9.2	Termination of Plan

This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee). The Employer reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on the Employers behalf by its duly authorized officer. Upon termination of the Plan, and subject to the last sentence of this Section 9.2, the Employer may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the Vested balance of their Accounts. For purposes of the preceding sentence, in the event the Employer chooses to implement clause (b), the Account balances of all Participants who are in the employ of the Employer at the time the Trustee is directed to pay such balances shall become fully Vested and non-forfeitable. Notwithstanding anything herein to the contrary, in no event shall any termination of this Plan be made in a manner that is inconsistent with the requirements to avoid adverse federal tax consequences under section 409A of the Code.

9.3	Existing Rights

No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

Article 10 – Miscellaneous

10.1	Unfunded and Unsecured

The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the ERISA, and no provision shall at any time be required with respect to segregating assets of the Employer for payment of any amounts under the Plan. Any funds invested under the Plan shall continue for all purposes to be part of the general assets of the Employer and available to the general creditors in the event the Employer becomes Insolvent. The Employer shall promptly notify the Trustee and the applicable Participants of such Insolvency. No Participant or any other person shall have any interests in any particular assets of the Employer by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive a benefit under the Plan, such right shall be no greater than the right of any general unsecured creditor. The Plan constitutes a mere promise by the Employer for the payment of benefits payable under the Plan to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by the Employer or any other person or entity that any funds in Trust or the assets of the Employer will be sufficient to pay any benefit under the Plan. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms and conditions of the Plan.

10.2	Non-Assignability

None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

10.3	Limitation of Participants’ Rights

Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

10.4	Participants Bound

Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits.

10.5	Receipt and Release

Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.

10.6	Governing Law

The Plan shall be construed, administered, and governed in all respects under and by the laws of the state in which the Employer maintains its primary place of business. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.7	Headings and Subheadings

Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

Appendix A

Performance-Based Compensation

If the Employer has elected to offer the deferral of Performance-Based Compensation by making the election in Section 4 of the Adoption Agreement, then the following rules shall apply:

A.1	Definitions

a.	Performance-Based Compensation means the compensation paid by the Employer as set forth in the Adoption Agreement as Performance-Based Compensation. In all events, Performance- Based Compensation definition must meet the following criteria:

(i)	the compensation must be based on services performed over a period of at least 12 months;

(ii)	the payment or amount of the compensation must be contingent on the satisfaction of pre-established organizational or individual performance criteria (established no later than 90 days after the beginning of the Service Period); and

(iii)	the compensation cannot include any amount or portion of any amount that will be paid either regardless of performance or based on a level of performance that is substantially certain to be met at the time the performance criteria are established.

In all events, the Employer is responsible for determining whether the actual definition of Performance-Based Compensation used in this Plan conforms with the requirements of Code section 409A.

b.	Performance-Based Compensation Elective Deferral means the portion of the Performance- Based Compensation that is deferred by a Participant, according to this Appendix A.

c.	Service Period means a period of at least 12 months during which the Employee performs services with respect to which Performance-Based Compensation is otherwise payable.

A.2	Performance-Based Compensation Elective Deferrals

If this Appendix A is applicable, Performance-Based Compensation Elective Deferral elections shall be made on such Election Forms provided by the Plan Administrator and in accordance with the following provisions:

(a) Performance-Based Compensation Elective Deferral Elections. An Eligible Employee may, by completing an Election Form and filing it with the Plan Administrator no later than six months before the end of the applicable Service Period irrevocably elect to defer a percentage (in whole percentage increments up to 100%, after taking into account required tax withholding and payroll deductions for other benefit programs) or dollar amount of Performance-Based Compensation otherwise payable to the Eligible Employee. An election to defer a percentage or dollar amount of Performance-Based Compensation for any Service Period (or any election not to defer any amount of Performance-Based Compensation for a Service Period) shall not apply for subsequent payments of Performance-Based Compensation and a separate deferral election shall be required for each Service Period’s payment of Performance-Based Compensation.

(b) Initial Performance-Based Compensation Elective Deferral Election Upon an Individual’s First Becoming Eligible After the Plan’s Effective Date. If an Eligible Employee is not otherwise eligible to participate in another individual account non-qualified deferred compensation plan, and the individual first becomes eligible for this Plan after the Effective Date, the Eligible Employee may irrevocably elect to defer a percentage or dollar amount of Performance-Based Compensation to be earned by the Eligible Employee in the same Plan Year (and after making the election) as long as the election is made within 30 days following the date the individual first becomes an Eligible Employee. The maximum amount of Performance-Based Compensation taken into account for this purpose shall be the total amount of Performance-Based Compensation for such Service Period, multiplied by the ratio of remaining days in the Service Period over the total number of days in the Service Period (after taking into account required tax withholding and payroll deductions for other benefit programs).

A.3	Accounts

All Performance-Based Compensation Elective Deferrals shall be credited to the Participant’s Elective Deferral Account. For purposes of measuring the amounts to be credited (or debited) to a Participant’s Account attributable to Performance-Based Compensation Elective Deferrals, a Participant or the Participant’s investment advisor may select the deemed investment options in accordance with Article 5.

A.4	Vesting

The amounts credited to the Account of each Participant attributable to Performance-Based Compensation Elective Deferrals, as adjusted based upon the measuring investments, shall be one hundred percent (100%) Vested at all times.

A.5	Payments

Distributions of all Performance-Based Compensation Elective Deferrals credited to a Participant’s Account for any Plan Year shall be paid in the same time and manner as any Elective Deferrals credited to the Participant’s Account for the same Plan Year, in accordance with Section 7.1 and 7.2. If there is no such election in effect, then all Performance-Based Compensation Elective Deferrals credited to a Participant’s Account for a Plan Year will be distributed in a single sum payment upon the earlier of the date specified in Section 7.3 (separation from service) or Section 7.4 (death).

A.6	Unforeseeable Emergency

Performance-Based Compensation Elective Deferral elections under this Appendix A shall be terminated to the extent required by section 401(k) of the Code, if the Participant elects to receive a hardship distribution under a tax-qualified cash or deferred arrangement subject to section 401(k) of the Code maintained by the Employer. If Performance-Based Compensation Elective Deferral elections are terminated based on the foregoing, any later Performance-Based Compensation Elective Deferral election can be made after the expiration of the suspension of deferrals under the section 401(k) plan and at the time otherwise required under Section A.2(a) above. In addition, all amounts attributable to Performance-Based Compensation Elective Deferral elections shall not be available for withdrawal under Section 7.5 (Unforeseeable Emergency) of the Plan.

A.7	Matching

Performance-Based Compensation Elective Deferrals are not eligible for Matching Deferrals under Section 4.2 of the Plan.

Merrill Lynch Non-Qualified Deferred Compensation Plan

Adoption Agreement

Please complete the information requested in the Adoption Agreement to establish the specific provisions of your plan. This document and the Merrill Lynch Non-Qualified Deferred Compensation Plan document govern the rights of Plan participants and should, therefore, be disclosed to participants and retained as part of your permanent records.

1. Employer Information

A.	Name of Plan: PNA Group, Inc. Deferred Compensation Plan

B.	Name and address of employer sponsoring the Plan:

(Please provide Employer’s business name)

PNA Group, Inc.

Business Name

400 Northridge Road, Suite 850

Address

Atlanta                    Georgia                     30350

City                    State                     Zip Code

C.	Provide Employer’s primary contact for the Plan and telephone and fax numbers. Also, include the Employer’s tax identification number.

Christopher J. Moreton                    Acting CEO

Primary Contact                                    Title

(770) 641-6460                    (770) 641-6497

Telephone Number                Fax Number

04-3756642

Employer Tax Identification Number (TIN)

D.	Give the first day of the 12-month period for which the Employer pays taxes: .

2. Plan Information

A.	What is the effective date of the Plan? September 1, 2006

B.	Plan Year. (The Plan Year for this Plan is defined as the calendar year. If this is a new Plan, please complete the following section.)

The Plan’s initial Plan Year shall be the period beginning 9/1/2006, and ending December 31, 2006. Thereafter, the Plan Year shall be the 12-month period ending December 31 of each calendar year.

3. Eligible Employees

The following persons or classes of persons shall be Participants (enter the names or positions of individuals eligible to participate or the criteria used to identify Participants; e.g., “Those key employees of the Employer selected by the Compensation Committee of the Board of Directors”).

Those key employees of the Employer and its affiliates as selected by the Employer’s Board of Directors or any committee thereof delegated with authority in respect of compensation matters.

4. Compensation

Compensation is used to determine the amount of Elective Deferrals a Participant can elect. The Plan allows for deferrals of “Compensation.”

For purposes of the Plan, Compensation will be determined before giving effect to Elective Deferrals and other salary reduction amounts that are not included in the Participant’s gross income under Code section 125, 401(k), 402(h) or 403(b).

Compensation under the Plan is defined as (select one):

☐	The Participant’s cash wages, salaries, and other cash amounts received in the course of employment with the Employer or an Affiliate to the extent that the amounts are includable in gross income, and otherwise reported on the Eligible Employee’s Form W-2.

☒	The regular or base cash salary or wages payable to the individual by the Employer or an Affiliate, excluding commissions and bonuses and any other special, unusual, non-recurring or non-regular items of compensation.

Option for Performance-Based Compensation:

If the Employer wishes to offer the deferral of Performance-Based Compensation, please indicate below:

☒	Employer elects to offer the deferral of Performance-Based Compensation, in accordance with the rules set forth in Appendix A.

Performance-Based Compensation is defined as:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Note:	To qualify as “Performance-Based Compensation” under the Plan and section 409A of the Code, the compensation must satisfy certain requirements set forth in Appendix A, which are:

Performance-Based Compensation means the compensation paid by the Employer as set forth in the Adoption Agreement as Performance-Based Compensation. In all events, Performance-Based Compensation definition must meet the following criteria:

(i)	the compensation must be based on services performed over a period of at least 12 months;

(ii)	the payment or amount of the compensation must be contingent on the satisfaction of pre-established organizational or individual performance criteria (established no later than 90 days after the beginning of the Service Period); and

(iii)	the compensation cannot include any amount or portion of any amount that will be paid either regardless of performance or based on a level of performance that is substantially certain to be met at the time the performance criteria are established.

In all events, the Employer is responsible for determining whether the actual definition of Performance-Based Compensation used in this Plan conforms with the requirements of Code section 409A.

5. Deferrals

A.

Elective Deferrals. Participants may elect to reduce their Compensation and to have Elective Deferrals credited to their Accounts by making an election under the Plan (which may be changed each year as described in the Plan), but no Participant may defer more than 10% (1% to 100% (after taking into account required tax withholding and payroll deductions for other benefit programs) in whole increments) of his or her Compensation for a year.[4]

B.	Matching Deferrals. If the Employer elects to match Elective Deferrals, the Employer must specify below the Determination Period for which the Matching Deferrals are to be contributed to the Trust, the matching rate to be applied, and the amount of the Participant’s Elective Deferral that will be matched. The Employer may also elect to decide each Plan Year whether Matching Deferrals will be made and, if so, what that Plan Year’s matching rate will be. For example, the Employer may decide to credit a Matching Deferral of, for example, 50 cents for each dollar of a Participant’s Elective Deferrals, but limit the match to the first 5% of Compensation deferred by the Participant. If the Employer wishes to set a maximum dollar amount on the amount of Elective Deferrals that will be matched, insert the dollar amount and interval over which that amount is to be measured. For example the Employer could provide that the Employer will not match Elective Deferrals in excess of $1,000 per month. Matching Deferrals can be made after each payroll period, monthly, quarterly or annually, at the Employer’s discretion. Matching Deferrals will be subject to the vesting schedule selected in Item 6A.

Select One:

☐	No Matching Deferrals will be credited.

☐	The Employer will credit to Participants’ Accounts a Matching Deferral amount as determined in this Item 5B as of the end of each payroll period, each calendar month, each calendar quarter, or each calendar year. The Employer will credit Matching Deferrals for each Participant equal to % of the first % of the Participant’s Compensation which is elected as an Elective Deferral, but no Matching Deferral will be made on Elective Deferrals in excess of $ per (specify time period if applicable).

☒	The Employer will decide from year to year whether Matching Deferrals will be made and will notify Participants annually of the manner in which Matching Deferrals will be calculated for the subsequent year.

C.

Incentive Deferrals. The Employer may at any time and from time to time determine to credit the Account of a Participant with an amount determined by the Employer in its sole and absolute discretion if the Employer elects to do so in this Item 5C. If an affirmative election is made in this Item 5C, the purpose or purposes for authorizing Incentive Deferrals to be credited to an Account of a Participant, the amount to be so credited, the terms and conditions, if any, that may apply with respect

[4]	Note: If you also sponsor a tax-qualified 401(k) plan, please review the information concerning the interplay between this Plan and a 401(k) plan on page 2 above.

to the crediting of such amount, and the vesting schedule that may apply with respect to the amount so credited, shall be reflected in an attachment to this Adoption Agreement.

Incentive Deferrals will be distributed according to the election in effect for Elective Deferrals credited in the Plan Year in which the Participant first earned the right to the Incentive Deferrals, regardless of whether the right was subject to any restrictions. In the absence of any such election, Incentive Deferrals credited for a Plan Year will be paid in a single lump sum payment upon a Participant’s separation from service (in accordance with Section 7.4) or death (in accordance with Section 7.5).

The Employer hereby elects to be able to determine to credit the Account of a Participant with Incentive Deferrals pursuant to and in accordance with Section 4.3 of the Plan and this Item 5C:

☒ Yes	☐ No

6. Vesting of Matching Deferrals and Incentive Deferrals

A.	Vesting Schedule for Matching Deferrals.

Indicate below how the portion of a Participant’s Account attributable to Matching Deferrals is to vest by selecting one of the following six vesting schedules (select one group of the three different groups ((1), (2), or (3) below) and then select one option within group):

☐	(1) The following three options base the vesting of Matching Deferrals on a Participant’s Years of Service under the Plan:

☐	100% immediate.

☐	100% after Years of Service.

☒	20% after 1 Years of Service and an additional 20% for each year thereafter.

☐	(2) (CLASS YEAR VESTING) The following two options base the vesting of Matching Deferrals on a Participant’s Years of Service under the Plan performed after the Plan Year for which Matching Deferrals are credited:

☐	For Matching Deferrals in a given Plan Year, 100% after Years of Service performed beginning after the last day of the Plan Year in which the Matching Deferrals are credited.

☐	For Matching Deferrals in a given Plan Year, 20% per Year of Service performed beginning after the last day of the Plan Year in which the Matching Deferrals are credited.

☐	(3) The following option is available if the foregoing options are not suitable and you want a more specific vesting schedule:

☐	Other vesting schedule for Matching Deferrals. (specify):

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

B.	Vesting Schedule for Incentive Deferrals.

Indicate how the portion of a Participant’s Account attributable to Incentive Deferrals is to vest.

Unless otherwise specified by the Employer at the time a Incentive Deferral is made, Incentive Deferrals vest in accordance with the following schedule (select one group of the three different groups ((1), (2), or (3) below) and then select one option within group):

(1)	The following three options base the vesting of Incentive Deferrals on a participant’s Years of Service under the Plan

☐	100% immediate.

☐	100% after Years of Service.

☒	20% after 1 Years of Service and an additional 20% for each year thereafter.

(2)	(CLASS YEAR VESTING) The following two options base the vesting of Incentive Deferrals on a Participant’s Years of Service under the Plan performed after the Plan Year in which Incentive Deferrals are credited:

☐	For Incentive Deferrals in a given Plan Year, 100% after Years of Service performed beginning after the last day of the Plan Year in which the Incentive Deferrals are credited.

☐	For Incentive Deferrals in a given Plan Year, 20% per Year of Service performed beginning after the last day of the Plan Year in which the Incentive Deferrals are credited.

(3)	The following option is available if the foregoing options are not suitable and you want a more specific vesting schedule:

☐	Other vesting schedule for Incentive Deferrals. (specify): _______________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

C.	Vesting Upon Attainment of Normal Retirement Age.

In addition to A. and B. above, indicate below whether a Participant’s Account attributable to Matching Deferrals and/or Incentive Deferrals should become fully Vested upon attainment of Retirement Age by checking the box below and indicating whether it applies to Matching Deferrals, Incentive Deferrals or both:

The following option will provide for full vesting upon attainment of Retirement Age:

☐	100% immediate vesting upon a Participant’s attainment of Retirement Age.

The foregoing election shall apply to the portion of a Participant’s Account attributable to (select either or both of the following):

☐	Matching Deferrals

☐	Incentive Deferrals

D.	Vesting Service.

1.	Indicate whether you will give credit for vesting service for time spent with a predecessor employer, and if so, specify the maximum number of years and the type of predecessor service for which credit will be given. For vesting purposes (select one):

☐	Service with a predecessor employer will not be considered.

☒	Service (up to a maximum of 5 years) with the following employer(s) will be considered:

Preussag North America, Inc.

2.	Under the Plan, if you maintain a 401(k) plan, years of service for vesting purposes include all years of full-time service measured from the employee’s date of employment. If you maintain a 401(k) plan, the rules in that plan govern the calculation of vesting service for employees covered under that plan. If you would like to apply other rules on determining vesting service under this Plan, please indicate below:

☐	Service prior to an Eligible Employee’s eligibility date under this Plan shall be disregarded.

☐	Service prior to adoption of this Plan shall be disregarded.

☐	Service prior to an Eligible Employee’s attainment of age shall be disregarded.

☐	Other rules on calculating service for vesting purposes under this Plan:

____________________________________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

7. Distribution Options

Cashout of Small Amounts. The Employer may elect to add a cashout rule under which the Vested amount of a Participant’s Account will automatically be paid as a single sum cash distribution as soon as practicable after separation from service if such Vested amount does not exceed some stated amount.

☒	The Employer hereby elects to provide for a cashout distribution upon a Participant’s separation from service if the Vested amount in the Participant’s Account does not exceed $2,500.00.[5]

No Installments Before Attainment of Retirement Age. The Employer may elect to prohibit the payment of installment distributions if a Participant’s separation from service occurs before Retirement Age.

☒	Notwithstanding any Participant’s form of distribution election, if the Participant separates from service before attainment of Retirement Age, distributions hereunder upon such separation from service shall only be made in a single sum cash payment.

[5]

If this Employer election is made with respect to amounts already deferred, the dollar amount of the cashout cannot exceed $10,000.00. If this Employer election is made with respect to future deferrals, there is no limit on the dollar amount of the cashout. In addition, once this option applies to amounts deferred under the Plan, it may not be modified without complying with the requirements of section 409A of the Code and Section 7.2 of the Plan governing changes in the time and form of payment.

8. Accounts

If it is desired that the Trust assets be invested in accordance with Participants’ deemed investment elections, each Participant’s Account balance should be invested as a separate account. Otherwise, the Account balances of all Participants may be invested as a single fund (select one):

☒	Account balances are to be invested separately.

☐	Account balances are to be invested as a single fund.

9. Investments

Investment Direction. The Employer may direct the investment of Trust assets or direct the Trustee to invest Trust assets in accordance with Participants’ deemed investment elections (select one):

☒	Trust assets are to be invested in accordance with Participants’ deemed investment elections made in accordance with the terms of the Plan, until further notice from the Employer.

☐	Trust assets are to be invested in accordance with the Employer’s attached investment instructions, until further notice from the Employer.

10. Retirement Age

The Retirement Age under the Plan is age 60.

11. Withdrawals on Account of Unforeseeable Emergency

The Employer may permit a Participant to request to receive a distribution of all or a portion of the Vested amounts allocated to the Account of the Participant in accordance with the provisions and requirements of Section 7.5 of the Plan and this Item 10 if the Employer affirmatively elects to permit such distributions in this Item 10.

The Employer hereby elects to permit withdrawals by a Participant of all or a portion of the Vested amounts allocated to the Account of the Participant in the event of an Unforeseeable Emergency under the terms of the Plan:

☒ Yes	☐ No

If the Employer elects to permit distributions in the event of an Unforeseeable Emergency (as that term is defined in Section 7.5 of the Plan), a request for such a distribution must be made by a Participant in accordance with the requirements of Section 7.5, if an Unforeseeable Emergency is determined to have occurred, the amount distributed to the Participant shall not exceed the maximum amount permitted in Section 7.5, and if an amount is so distributed, Elective Deferrals of the Participant will immediately terminate and the Participant may not again elect to defer compensation under Section 4.1 of the Plan until the enrollment period for the Plan Year that begins at least twelve (12) months after such distribution.

12. Administration

Plan Administrator. The Plan Administrator is legally responsible for the operation of the Plan, including:

•	Keeping track of which employees are eligible to participate in the Plan and the date each employee becomes eligible to participate.

•

Maintaining Participants’ Accounts, including all sub-accounts required for different contribution types and payment elections, and keeping track of all elections made by Participants under the Plan and any other relevant information.

•	Transmitting important communications to the Participants, and obtaining relevant information from Participants such as changes in investment selections.

•	Filing important reports required to be submitted to governmental agencies.

The Plan Administrator will be the person or persons identified below:

Christopher J. Moreton
Name	Name	Name

Acting CEO
Title	Title	Title

13. Signatures

After reviewing the Adoption Agreement, enter the current date and the name of the Employer. The signature of the Employer or the person signing for the Employer must be witnessed. Note that the person signing for the Employer must be authorized to do so, such as by a resolution of the Employer’s board of directors or governing bylaws.

While the Merrill Lynch Non-Qualified Deferred Compensation Plan, including this Adoption Agreement, has been designed in a manner to permit Participants to defer federal income tax on amounts credited to their accounts until the amounts are actually paid, neither Merrill Lynch, Pierce, Fenner & Smith Incorporated, the sponsor of this document, nor any of its affiliates (“Merrill Lynch”) provide any assurances of that result in the Employer’s particular situation or assume any responsibility in this regard. The applicable federal law in this area (in particular, section 409A of the Code) is complex and changes from time to time Please consult your tax advisor regarding the tax consequences of this Plan to you and your employees. In addition, please consult your independent legal counsel with respect to securities law issues. By signing this Adoption Agreement, the Employer acknowledges that no representations or warranties as to the tax consequences to the Employer and Participants of the operation of this Plan have been made by Merrill Lynch.

PNA Group, Inc.
Name of Employer (Print or Type)

By	WITNESS

/s/ Christopher J. Moreton
Authorized Signature	Signature

Christopher J. Moreton
Acting CEO	Print Name and Title
Print Name and Title

Date	Date

© June 2006 Merrill Lynch, Pierce, Fenner & Smith. Member, Securities Investor Protection Corporation (SIPC).